Exhibit 99.1

XPO Logistics to Acquire Con-way

XPO will become the second largest provider of less-than-truckload (LTL) services in North America, and will expand its global contract logistics platform

$3.0 billion transaction will increase XPO’s revenue to $15 billion and will nearly double EBITDA to $1.1 billion

Transaction is expected to be substantially accretive to XPO’s earnings in the first 12 months

XPO intends to increase Con-way’s annual operating profit by $170 million to $210 million over the next two years through synergies and operational improvements

XPO will remain asset-light with net capex of 3.3% of revenue, while significantly increasing ground transportation capacity

Conference call scheduled for Thursday, September 10, 2015, at 8:30 AM Eastern Time

GREENWICH, Conn. and ANN ARBOR, Mich. – September 9, 2015 – XPO Logistics, Inc. (“XPO Logistics” or “XPO”) (NYSE: XPO) and Con-way Inc. (“Con-way”) (NYSE: CNW) today announced that they have entered into a definitive agreement for XPO Logistics to acquire Con-way. The transaction will enhance XPO’s range of supply chain solutions by making XPO the second largest less-than-truckload (LTL) provider in North America, and will expand the company’s global contract logistics platform. XPO will also capitalize on synergies from the combination with Con-way’s managed transportation, truckload and freight brokerage businesses.

Headquartered in Ann Arbor, Mich., Con-way is a Fortune 500 company with a transportation and logistics network of 582 locations and approximately 30,000 employees serving over 36,000 customers. For the full year 2015, consensus analysts’ estimates for Con-way are $5.7 billion of revenue and $528 million of adjusted EBITDA. The transaction is expected to be substantially accretive to XPO’s earnings in the first 12 months.

All of the acquired operations – Con-way Freight, Menlo Logistics, Con-way Truckload and Con-way Multimodal – will be rebranded as XPO Logistics.

Outlook

XPO intends to raise its year-end 2015 target run rates for revenue and EBITDA, and issue new long-term targets, upon completion of the acquisition.

Highlights of the Proposed Transaction

•	Under the terms of the agreement, XPO will launch a tender offer for all of Con-way’s outstanding shares at a cash price of $47.60 per share. Following the tender offer, if successful, Con-way will merge with a subsidiary of XPO, becoming a wholly owned subsidiary of XPO, and all remaining outstanding shares of Con-way will receive the same consideration paid to stockholders who participated in the tender offer.

•	The total transaction value is approximately $3.0 billion, including $290 million of net debt. The transaction value represents a multiple of approximately 5.7 times Con-way’s 2015 consensus EBITDA of $528 million. The per-share cash price represents a premium of approximately 31.6 percent compared to the closing price of Con-way common stock on September 8, 2015, and a premium of 22.9 percent compared to the average closing price over the trailing 90 trading days as of September 8, 2015.

•	Bradley Jacobs, chairman and chief executive of XPO Logistics, will retain these positions and lead the combined company. Douglas Stotlar, Con-way’s president and chief executive officer, will serve in a limited role as an independent advisor to the combined company through the first quarter of 2016.

•	The transaction is not conditioned on financing. XPO has received committed financing from Morgan Stanley in the aggregate amount of $2.0 billion. The company has approximately $1.2 billion in cash and an undrawn $415 million ABL revolver, and Con-way has approximately $424 million of cash. XPO expects to substantially increase its ABL capacity based on the addition of receivables from the acquisitions of Norbert Dentressangle and Con-way.

•	XPO will remain asset-light with net capex of 3.3% of revenue, and with asset-based operations accounting for about a third of sales.

•	The transaction is expected to close in October 2015, following the successful completion of the tender offer and subject to the satisfaction of customary conditions, including regulatory approvals. The boards of directors of XPO and Con-way have unanimously approved the transaction.

Bradley Jacobs, chairman and chief executive officer of XPO Logistics, said, “Our opportunistic acquisition of Con-way will make XPO the second largest provider of less-than-truckload transportation in North America, a $35 billion market. LTL is a non-commoditized, high-value-add business that’s used by nearly all of our customers. Con-way is a premier platform that we will run with a fresh set of eyes as part of our broader offering. Importantly, we’ll gain strategic ownership of assets that will benefit our company and our customers during periods of tight capacity.

“Another crown jewel in this transaction is Con-way’s subsidiary, Menlo Logistics, an asset-light top 30 global contract logistics provider with additional lines of business in freight brokerage and managed transportation. Menlo serves blue chip contract logistics customers in verticals such as high tech, healthcare and retail, which complement the verticals we serve at XPO.”

Jacobs continued, “The Con-way transaction will nearly double our pro-forma full year EBITDA to approximately $1.1 billion and increase our revenue to $15 billion upon closing. We’ll immediately begin executing our plan to improve the operating profit of the acquired operations by $170 million to $210 million over the next two years. We’ll raise our year-end 2015 target run rates for revenue and EBITDA, and issue new long-term targets, when we close.”

Douglas Stotlar, president and chief executive officer of Con-way, said, “This landmark transaction provides immediate cash value for our shareholders and reflects the outstanding contributions of our employees over our 86-year history. The combination will mean more services for our customers, more miles for our drivers, and more career opportunities for our employees as part of XPO’s global organization. We look forward to working with the XPO team to complete the transaction and ensure a smooth transition.”

Compelling Rationale for the Transaction

The company will further its growth strategy with the addition of Con-way’s transportation and logistics platform:

•	XPO will offer best-in-class LTL services to its 16,000 customers in North America as the second largest LTL provider, with world-class capabilities for reliable, time-definite service. Nearly all of XPO’s current brokerage customers require LTL transportation, and the majority of Con-way’s 36,000 customers can utilize multiple XPO services.

•	XPO expects to increase annual operating profit from the acquired operations by $170 million to $210 million through cost savings and operational improvements executed over the next two years.

•	The combination will expand XPO’s global contract logistics platform by 22 million square feet, to a total of 151 million square feet, and will add 160 facilities to the footprint. The acquired operations serve blue chip customers in verticals such as high tech, healthcare and retail, complementing XPO’s expertise in aerospace, retail, telecom, agriculture, chemicals and food and beverage.

•	The combination will strengthen XPO’s position in the highly desirable e-commerce sector, which is projected to grow at a pace of 18% to 21% annually. XPO and Con-way both have e-fulfillment contract logistics platforms in North America and Europe.

•	Between the recent acquisition of Norbert Dentressangle, and the planned acquisition of Con-way, XPO will have significantly more ground transportation capacity to serve customers in Europe and North America. XPO’s network of brokered, owned and contracted capacity will have lane density covering approximately 99% of all postal codes in the United States, as well as the regions that produce 90% of the eurozone’s GDP.

•	The addition of Con-way’s truckload fleet, including dedicated carriage, will increase cross-border Mexico services, which include intermodal, truck brokerage and expedite. Cross-border growth is projected to outperform industry growth, due to the near-shoring of manufacturing.

•	The combination will grow XPO’s global ground transportation network to approximately 19,000 owned tractors and 46,000 owned trailers, 10,000 trucks contracted through independent owner operators, and access to more than 50,000 independent carriers. In North America, XPO will have approximately 11,000 owned tractors and 33,000 owned trailers, 6,000 trucks contracted through independent owner operators, and access to more than 38,000 independent carriers.

•	XPO will share best practices between its extensive LTL networks in North America and Europe to increase asset utilization and serve customers more efficiently. In Europe, XPO has leading LTL positions in the United Kingdom, France, Spain and Portugal.

•	The company will have combined scale of approximately 84,000 employees at 1,469 locations in 32 countries. XPO will fully integrate all Con-way’s operations under the single global brand of XPO Logistics and will expand the sharing of best practices throughout its organization.

$170 Million to $210 Million of New Operating Profit from Acquired Operations

XPO intends to increase annual operating profit from the acquired operations by $170 million to $210 million through cost savings and operational improvements executed over the next two years.

Within 12 months of closing the acquisition, the company expects to realize cost synergies through the following actions:

•	Improving purchasing and supplier management related to facility operations, equipment, fuel, professional services, maintenance, supplies and marketing;

•	Leveraging its combined technology infrastructure to reduce Con-way’s annual technology spend of $227 million, which is largely outsourced;

•	Eliminating duplicative back office and public company costs; and

•	Expanding its freight brokerage platform with the integration of Con-way’s $200 million brokerage business, to share capacity and data through XPO’s proprietary Freight Optimizer technology.

In the second year, the company expects additional profit improvements by:

•	Reducing its $3.6 billion combined spend on purchased transportation;

•	Using the larger flow of data from its combined $2.7 billion of freight under management to identify carriers, assign loads and fill backhauls more efficiently; and

•	Utilizing its extensive intermodal network to improve LTL line-haul efficiency.

Advisors

J.P. Morgan and Morgan Stanley are serving as financial advisors to XPO Logistics, and Wachtell, Lipton, Rosen & Katz is acting as legal advisor. Citigroup is serving as financial advisor to Con-way, and Sidley Austin LLP is acting as legal advisor.

Conference Call

XPO Logistics will hold a conference call to discuss the proposed transaction on Thursday, September 10, 2015, at 8:30 a.m. Eastern Time. Participants can call toll-free (from U.S./Canada) 1-800-708-4539; international callers dial +1-847-619-6396. A live webcast of the conference will be available on the investor relations area of the company’s website, www.xpo.com/investors. The conference will be archived until October 10, 2015. To access the replay by phone, call toll-free (from U.S./Canada) 1-888-843-7419; international callers dial +1-630-652-3042. Use participant passcode 40691451.

About XPO Logistics, Inc.

XPO Logistics, Inc. (NYSE: XPO) is a top ten global provider of cutting-edge supply chain solutions to the most successful companies in the world. The company provides high-value-add services for truck brokerage and transportation, last mile logistics, intermodal, contract logistics, ground and air expedite, drayage, global forwarding and managed transportation. XPO serves more than 30,000 customers with a highly integrated network of over 54,000 employees and 887 locations in 27 countries. www.xpo.com

XPO’s corporate headquarters is in Greenwich, Conn., USA, and its European headquarters is in Lyon, France. The company holds an 86.25% controlling interest in Norbert Dentressangle SA. The remaining ND stock is traded as GND on Euronext Paris / Euronext London — Isin FR0000052870. www.norbert-dentressangle.com

About Con-way Inc.

Con-way Inc. (NYSE: CNW), a Fortune 500 company, provides transportation, logistics and supply-chain management services to more than 36,000 customers in the manufacturing, industrial and retail sectors. The company is the second largest provider of less-than-truckload transportation and operates four additional lines of business: contract logistics, managed transportation and truck brokerage through its subsidiary, Menlo Logistics; and full truckload transportation. Headquartered in Ann Arbor, Mich., Con-way has 582 locations in 18 countries, and approximately 30,000 employees. The company had $5.8 billion of revenue for the full year 2014. www.con-way.com

ADDITIONAL INFORMATION AND WHERE TO FIND IT

The tender offer for the outstanding shares of Con-way referenced in this document has not yet commenced. This document is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares, nor is it a substitute for the tender offer materials that XPO and its subsidiary will file with the Securities and Exchange Commission (“SEC”). At the time the tender offer is commenced, XPO and its subsidiary will file tender offer materials on Schedule TO, and thereafter Con-way will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION. HOLDERS OF SHARES OF CON-WAY COMMON STOCK ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF SHARES OF CON-WAY

COMMON STOCK SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of shares of Con-way common stock at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s website at www.sec.gov. Additional copies of the tender offer materials may be obtained for free by contacting XPO Logistics, Inc. at Five Greenwich Office Park, Greenwich, CT 06831, Attention: Investor Relations. In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, XPO and Con-way file annual, quarterly and current reports and other information with the SEC. You may read and copy any reports or other information filed by XPO or Con-way at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. XPO’s and Con-way’s filings with the SEC are also available to the public from commercial document-retrieval services and at the SEC’s website at www.sec.gov.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the expected closing date for the Con-way transaction, the expected impact of the acquisition and the related financing, including the expected impact on XPO Logistics’ results of operations and EBITDA, the expected ability to integrate operations and technology platforms and to cross-sell services, the expected growth of e-commerce and other sectors, the expected ability to realize cost synergies and profit improvement opportunities with respect to Con-way, the expected ability to retain Con-way’s businesses and to grow XPO’s and Con-way’s businesses, and our 2015 and 2019 revenue and EBITDA targets. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include those discussed in XPO’s filings with the SEC and the following: economic conditions generally; competition; XPO’s ability to find suitable acquisition candidates and execute its acquisition strategy; the expected impact of the Con-way acquisition and the related financing, including the expected impact on XPO’s results of operations; the ability to obtain the requisite regulatory approvals; XPO’s ability to successfully complete the contemplated tender offer and subsequent merger; the ability to successfully integrate and realize anticipated synergies, cost savings and profit improvement opportunities with respect to Con-way and other acquired companies; XPO’s ability to raise debt and equity capital; XPO’s ability to attract and retain key employees to execute its growth strategy, including retention of Con-way’s key employees; litigation, including litigation related to alleged misclassification of independent contractors; the ability to develop and implement a suitable information technology system; the ability to maintain positive relationships with XPO’s and Con-way’s networks of third-party transportation providers; the ability to retain XPO’s, Con-way’s and other acquired companies’ largest customers; rail and other network changes; weather and other service disruptions; and governmental regulation. All forward-looking statements set forth in this press release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, XPO, Con-way or their respective businesses or operations. Forward-looking statements set forth in this press release speak only as of the date hereof, and neither XPO nor Con-way undertakes any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events except to the extent required by law.

All statements made herein concerning the future performance of the combined company after the completion of the merger are those of XPO.

Contacts

For investor questions:

XPO Logistics, Inc.

Tavio Headley, 1-203-930-1602

tavio.headley@xpo.com

Con-way Inc.

Patrick Fossenier, 1-734-757-1557

fossenier.patrick@con-way.com

For media questions:

Brunswick Group for XPO Logistics

Gemma Hart, 1-212-333-3810

ghart@brunswickgroup.com

Joele Frank, Wilkinson Brimmer Katcher for Con-Way Inc.

Jed Repko, Aaron Palash, Mahmout Siddig

1-212-355-4449